UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 4, 2015

MEDITE CANCER DIAGNOSTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-143570	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 4, 2015, MEDITE Cancer Diagnostics, Inc., a Delaware corporation (the "Company") issued 1,086,250 shares of the Company’s common stock, par value $0.001, to Dr. Zhongxi Zheng, Chief Executive Officer of UNIC Technologies, Inc. (Beijing, China), and Chairman of UNIC Medical, Inc. (Shanghai, China), a wholly owned subsidiary of UNIC Technologies, Inc., at a per share purchase price of $1.60 per share, for a total value of $1,738,000 to the Company. Dr. Zheng is not a citizen of the United States, and the unregistered securities, therefore, were offered and sold to Dr. Zheng in accordance with an exemption from registration pursuant to Regulation S of the Securities Act of 1933. The shares did not involve the use of an underwriter and were offered directly through the officers and directors of the Company. No compensation was paid to any third party, officer or director in connection with this transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1.  Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: September 9, 2015	By:	/s/ Michaela Ott
Michaela Ott
Chief Executive Officer

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